POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:  That the

undersigned has made, constituted and appointed, and by this instrument does make, constitute and appoint, each of EARL R. FRANKLIN, MARK M.

McGUIRE, MARK HENNESSEY, DAVID M. OLOUGHLIN, LIZBETH L. WRIGHT, GORDON S.

KAISER, ANTHONY M. SMITS, CIPRIANO BEREDO, SEAN PEPPARD AND CLAUDIA TALLER, acting individually, as his or her true and lawful attorney, for him or her, and in his or her name, place and stead, to affix, as attorney-in-fact, the signature of the undersigned to reports to the

Securities and Exchange Commission on Forms 3, 4 ,5 or 144 with respect to transactions or holdings by the undersigned in equity securities issued by
Eaton Corporation, an Ohio corporation, and to any and all amendments to such reports, giving and granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as the undersigned might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall expire
on the date the
undersigned is no longer required to file Form 4, 5 or 144 reports with the
Securities and Exchange Commission with respect to holdings of and transactions in securities issued by Eaton Corporation, unless revoked in writing prior thereto.
IN WITNESS WHEREOF, this
Power of Attorney has
been signed at Eaton Center, Cleveland, Ohio, as of the 23rd day of
January, 2006.





	/s/ William W.
Blausey